Exhibit 99.1

Solar Capital Ltd. Adds New Lender: Increases Credit Capacity to $700 Million

NEW YORK--(BUSINESS WIRE)--August 9, 2012--Solar Capital Ltd. (NASDAQ: SLRC), (the “Company”) today announced that it has added a new lender which has committed $40 million to its senior secured credit facility (the “Facility”), consisting of an increase of $15 million of term loan and $25 million of revolving credit. Commitments under the Facility now total $525 million. The Facility matures in July of 2016 and can continue to be expanded under its accordion feature up to $800 million. The new commitment increases the Company’s current credit capacity to $700 million.

“We are pleased to welcome another strategic investor into Solar Capital Ltd. Their long-term commitment to our business further increases and diversifies our funding sources and growth capital," said Michael Gross, Chairman and Chief Executive Officer of Solar Capital Ltd.

ABOUT SOLAR CAPITAL LTD.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to generate both current income and capital appreciation primarily through senior secured loans, mezzanine loans, and equity investments in leveraged, middle market companies.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Capital Ltd.
Rick Pivirotto 212-994-8543